As filed with the Securities and Exchange Commission on January 5, 2006
Registration No. 333 -

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1333930 (I.R.S. Employer Identification No.)
8323 Walton Parkway, New Albany, Ohio 43054
(Address of Registrant’s principal executive offices) (Zip Code)
2005 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
(Full Title of the Plan)
Poe A. Timmons
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Name, address and telephone number of agent for service)
Copies of Correspondence to:
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of Securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share*	price*	registration Fee*
Common Stock, $.01 par value	1,750,000	$27.97	$48,947,500	$5,238

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Too, Inc. Common Stock, $.01 par value, as reported on the New York Stock Exchange on January 3, 2006.
This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Too, Inc. Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

Part I
Information Required In The Section 10(a) Prospectus
     The documents containing the information concerning our 2005 Stock Option and Performance Incentive Plan, specified in Part I, will be sent or given to our associates as specified by Rule 428(b)(1). These documents are not filed as part of this registration statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
Part II
Information Required In The Registration Statement
Item 3. Incorporation of Documents By Reference.
     The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and information that we later file with the Commission will automatically update and supersede this information. Accordingly, we incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934 (Commission File Number 1-14987):
•	our Annual Report on Form 10-K for the year ended January 29, 2005, filed with the Commission on April 13, 2005;

•	our Current Reports on Form 8-K dated February 10, 2005 (filed February 11, 2005), dated February 15, 2005 (filed February 22, 2005), dated April 6, 2005 (filed April 8, 2005), dated May 19, 2005 (filed May 25, 2005), dated June 8, 2005 (filed June 14, 2005), dated August 12, 2005 (filed August 17, 2005), and dated October 28, 2005 (dated November 3, 2005);

•	our Quarterly Reports on Form 10-Q for the quarter ended April 30, 2005, filed with the Commission on June 9, 2005, for the quarter ended July 30, 2005, filed with the Commission on September 2, 2005, and for the quarter ended October 29, 2005, filed with the Commission on December 8, 2005;

•	the description of our common stock, contained in our registration statement on Form 10, and all amendments thereto and reports filed for the purpose of updating such description;

•	the description of our preferred stock purchase rights, contained in our registration statement on Form 8-A, and all amendments thereto and reports filed for the purpose of updating such description;

•	All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the offering of our common stock under our 2005 Stock Option and Performance Incentive Plan thereby is completed (other than portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Delaware General Corporation Law, our certificate of incorporation and our bylaws contain provisions relating to the limitation of liability and indemnification of our directors and officers. We describe these provisions below.
     Our certificate of incorporation provides that our directors are not personally liable to us or our stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Existing Delaware law permits the elimination or limitation of directors’ personal liability to us or our stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for:
•	any breach of a director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	any transaction from which a director derived improper personal benefit;

•	the unlawful payment of dividends; and

•	unlawful stock repurchases or redemptions.
     Because of these exculpation provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that otherwise violate their fiduciary duties as directors, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are not available to stockholders, stockholders may not have an effective remedy against a director in connection with the director’s conduct.
     Our bylaws also provide that we will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that the person:
•	is or was one of our directors or officers; or

•	is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body to the fullest extent permitted by Delaware law. We will also pay the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification will be a contract right. We may, by action of our board, provide indemnification to our employees and agents to the extent and to the effect that our board determines to be appropriate and authorized by Delaware law.
     We intend to purchase and maintain insurance on behalf of any person who:
•	is or was one of our directors, officers, employees or agents; or

•	is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not we would have the power or obligation to indemnify the person against such liability under our bylaws.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits

Exhibit
Number	Exhibit Description
4(a)	Too, Inc. 2005 Stock Option and Performance Incentive Plan (previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A, filed on September 28, 2005, and incorporated herein by reference).

4(b)	Amended and Restated Certificate of Incorporation of Too, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on October 1, 1999, and incorporated herein by reference).

4(c)	Amended and Restated Bylaws of Too, Inc. (previously filed as Exhibit 3.2 to the Current Report on Form 8-K, filed on October 1, 1999, and incorporated herein by reference).

4(d)	Rights Agreement, dated as of August 14, 2001, by and between Too, Inc. and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights (previously filed as Exhibit 4.1 to Registration Statement on Form 8-A, filed August 27, 2001, and incorporated herein by reference).

4(e)	Agreement of Substitution and Amendment of Rights Agreement, dated as of November 11, 2003, to be effective as of October 20, 2003, between Too, Inc. and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent (previously filed as Exhibit 4.2 to Registration Statement on Form 8-A/A No.1, filed December 17, 2003, and incorporated herein by reference).

5 *	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b) *	Consent of PricewaterhouseCoopers LLP.

24 *	Power of Attorney.

*	Filed with this Registration Statement.

Item 9. Undertakings
We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement on Form S-8 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on January 5, 2006.

TOO, INC.

By:	/s/ Poe A. Timmons

Poe A. Timmons
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title		Date

* Michael W. Rayden	Chairman of the Board of Directors,	)	January 5, 2006

Michael W. Rayden	President, and Chief Executive Officer	)
(Principal Executive Officer))
)
)
/s/ Poe A. Timmons	Senior Vice President and	)	January 5, 2006

Poe A. Timmons	Chief Financial Officer	)
	(Principal Financial and Principal	)
Accounting Officer))
)
* Elizabeth M. Eveillard	Director	)	January 5, 2006

Elizabeth M. Eveillard		)
)
)
* Nancy J. Kramer	Director	)	January 5, 2006

Nancy J. Kramer		)
)
)
* David A. Krinsky	Director	)	January 5, 2006

David A. Krinsky		)
)
)
* Philip E. Mallott	Director	)	January 5, 2006

Philip E. Mallott		)
)
)
* Fredric M. Roberts	Director	)	January 5, 2006

Fredric M. Roberts		)
)

Signature	Title		Date
)
* Kenneth J. Strottman	Director	)	January 5, 2006

Kenneth J. Strottman		)
)
)

*By:	/s/ Poe A. Timmons

Poe A. Timmons
Attorney-in-fact for each
of the persons indicated

Registration No. 333-_______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
EXHIBITS

EXHIBIT INDEX

4(a)	Too, Inc. 2005 Stock Option and Performance Incentive Plan (previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A, filed on September 28, 2005, and incorporated herein by reference).

4(b)	Amended and Restated Certificate of Incorporation of Too, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on October 1, 1999, and incorporated herein by reference).

4(c)	Amended and Restated Bylaws of Too, Inc. (previously filed as Exhibit 3.2 to the Current Report on Form 8-K, filed on October 1, 1999, and incorporated herein by reference).

4(d)	Rights Agreement, dated as of August 14, 2001, by and between Too, Inc. and EquiServe Trust Company, N.A., as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights (previously filed as Exhibit 4.1 to Registration Statement on Form 8-A, filed August 27, 2001, and incorporated herein by reference).

4(e)	Agreement of Substitution and Amendment of Rights Agreement, dated as of November 11, 2003, to be effective as of October 20, 2003, between Too, Inc. and American Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent (previously filed as Exhibit 4.2 to Registration Statement on Form 8-A/A No.1, filed December 17, 2003, and incorporated herein by reference).

5 *	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in

Exhibit 5 filed herewith).
23(b) *	Consent of PricewaterhouseCoopers LLP.

24 *	Power of Attorney.

*	Filed with this Registration Statement.